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                                                                     EXHIBIT 1.2





                                ESCROW AGREEMENT

                                     Between


                         COASTAL COMMUNITY GROUP, INC.,
                              a Florida corporation
                                 (the "Company")



                                       and



                           SUNTRUST BANK, MIAMI, N.A.
                              (the "Escrow Agent")



                                       and



                         COAST PARTNERS SECURITIES, INC.
                             (the "Managing Dealer")






================================================================================



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                                    RECITALS



         THIS ESCROW AGREEMENT is made and entered into between the Company, the Escrow Agent and the Managing Dealer as of ___________, 1999.

         A. WHEREAS, the Company proposes to offer and sell through one or more registered broker-dealers in a public offering (the "Offering") a minimum of Nine Million Dollars ($9,000,000) and a maximum of Ten Million Dollars ($10,000,000) of shares of the Company's common stock, $0.01 par value (the "Shares").

         B. WHEREAS, the Managing Dealer intends to sell the Shares as the Company's agent on a "best efforts all or none" basis as to 900,000 Shares (the "Minimum Shares") and on a "best efforts" basis as to the remaining 100,000 Shares in the Offering.

         C. WHEREAS, each Share will be sold at a price of Ten Dollars ($10.00), as described in the Company's Registration Statement (as defined below).

         D. WHEREAS, the Company has filed a Registration Statement on Form SB-2 and all amendments thereto (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in accordance with the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), covering the Offering of up to 1,000,000 Shares.

         E. WHEREAS, the Company and the Managing Dealer propose to establish an escrow account with the Escrow Agent in compliance with Rule 240.15c2-4 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, in which funds received from subscribers will be deposited pending completion of the escrow period.

         F. WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth.

         G. WHEREAS, the term "Selected Dealer" as used herein shall include the Managing Dealer and other selected dealers as part of the selling group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent need only accept instructions from the Managing Dealer, as the representative of the Selected Dealers.

         H. WHEREAS, the Company has agreed to reimburse the Escrow Agent in the full amount for any items returned unpaid to the Escrow Agent, after all funds held in escrow have been dispersed.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, it is agreed as follows:

         1.       RECITALS. All of the above recitals are true and correct.


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         2.       ESTABLISHMENT OF ESCROW AGREEMENT. Prior to the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the parties hereto shall establish, and by execution of this Agreement hereby agree to establish, an escrow account, which escrow account shall be entitled "Coastal Community Group, Inc. - SunTrust Bank Miami, N.A. as Escrow Agent" (the "Escrow Account").

         3. ESCROW PERIOD. The "Escrow Period" shall begin with the Effective Date and shall terminate upon the earlier of the following to occur (the "Termination Date"):

                  (a) 5:00 p.m. (Miami time) on the 90th day after the Effective Date unless extended in writing by the Company for an aggregate 90 additional days as described in the Registration Statement (as extended, the "Offering Termination Date"), if gross proceeds representing the sale of the Minimum Shares have not been deposited by the Offering Termination Date; or

                  (b) if (i) gross proceeds representing the sale of the Minimum Shares have been deposited by the Offering Termination Date and
         (ii) the Company receives a "Notice of Intent to Approve" from the Florida Department of Banking and Finance within 180 days after the Offering Termination Date, 5:00 p.m. (Miami time) on the date specified as the "Initial Closing Date" by the Company and the Managing Dealer in writing (which date shall be at least one but not more than 15 business days after the conditions specified in (i) and (ii) have been satisfied), provided that (y) the Escrow Agent has confirmed that it has received in the Escrow Account gross proceeds of $9,000,000 representing completion of the sale of the Minimum Shares and (z) the Company has provided the Escrow Agent with a copy of the Notice of Intent to Approve; or

                  (c) 5:00 p.m. (Miami time) on the date on which the Escrow Agent receives written notice from the Company and the Managing Dealer of a determination to terminate the Offering, whether or not the Minimum Shares are sold.

         Promptly after the SEC declares the Registration Statement effective, the Company shall advise the Escrow Agent in writing of the Effective Date. The Escrow Agent need not accept checks, drafts, money orders or monies from prospective purchases prior to the Effective Date.

         On the Initial Closing Date, the Company will accept subscriptions for an amount of Shares equal to at least $900,000, Shares will be issued to the subscribers whose subscriptions have been accepted by the Company, and the funds held in the Escrow Account shall be paid to the Company in accordance with
Section 5 hereof. To the extent that on the Initial Closing Date there are subscriptions that have not been rejected by the Company and payment for the Shares subscribed for in such subscriptions has been deposited in the Escrow Account and constitute "collected funds" (meaning funds which have cleared normal banking channels and are in the form of cash), then such subscriptions shall be deemed accepted on the Initial Closing Date. Payments for any subscriptions rejected on the Initial Closing Date shall be handled in accordance with Section 6 hereof.



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         The Company is aware and understands that during the Escrow Period it will not be entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, and the Escrow Agent shall not make any disbursements from the Escrow Account except as expressly provided herein or pursuant to any lawful order issued to the Escrow Agent by a tribunal of competent jurisdiction.

         4. ESCROW DEPOSITS. The Company and the Managing Dealer have included a statement in the Prospectus or supporting documents instructing subscribers to make checks for the purchase of Shares payable to "SunTrust Bank Miami, N.A. as Escrow Agent - Coastal Community Group, Inc." Any checks received that are made payable to any party other than the Escrow Agent as provided in the preceding sentence shall be returned, with the subscription agreement, to the Selected Dealer who submitted the check.

         The Escrow Agent agrees to deposit into the Escrow Account, upon receipt thereof, any and all checks, drafts, money orders and other instruments and monies payable to the Escrow Agent as escrow agent for the purchase of the Shares. Simultaneously with the delivery to the Escrow Agent of a check, draft, money order or other instrument or money received from a prospective purchaser of the Shares, the Selected Dealer making such delivery shall provide the Escrow Agent with a copy of the purchaser's subscription agreement containing the name, address, and social security or tax identification number of the prospective purchaser and of the amount paid and number of Shares subscribed for by such purchaser. The Escrow Agent shall have the right to rely fully on the subscription agreements so furnished to it by the Selected Dealers.

         5.       DISBURSEMENTS FROM THE ESCROW ACCOUNT.

                  (a) If on or before the Termination Date the Escrow Agent has received in the Escrow Account gross proceeds of $9,000,000 in deposited funds representing at least the Minimum Shares, the Escrow Agent shall notify the Company and the Managing Dealer in writing of this fact. Except as otherwise provided in this Agreement, the Escrow Agent shall hold such monies, along with any additional proceeds deposited in the Escrow Account from sales of Shares after the proceeds from the Minimum Shares have been deposited, until given written instructions by the Company and the Managing Dealer as to the disbursement of the funds in the Escrow Account; provided that no funds shall be disbursed to the Company unless it has provided the Escrow Agent with a copy of a "Notice of Intent to Approve" issued by the Florida Department of Banking and Finance; further provided that no funds shall be disbursed to the Company until the Escrow Agent has received $9,000,000 in "collected funds" (meaning funds which have cleared normal banking channels and are in the form of cash). Any interest earned on the funds in the Escrow Account shall be paid to the Company, subject to the provisions of Section 7 below.

                  (b) In the event that the Escrow Agent does not receive in accordance with this Agreement $9,000,000 representing the proceeds from the sale of the Minimum Shares prior to the Termination Date, the Escrow Agent shall refund in a timely manner to each prospective purchaser the amount actually received from such purchaser, with



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         interest thereon and without deduction therefrom, and the Escrow Agent shall notify the Company and the Managing Dealer of its distribution of the funds in the Escrow Account. Notwithstanding the provisions of
         Section 7 below, any interest earned on the escrowed funds shall be paid to prospective purchasers as equitably as possible pro rata in accordance with each prospective purchaser's subscription amount and the length of time such amount was held in the Escrow Account. The purchase money returned to such purchasers shall be free and clear of any and all claims of the Company, the Managing Dealer or any of their creditors.

                  (c) Upon the disbursement of all or any portion of the escrowed funds in accordance with either subsection (a) or (b) above, the Escrow Agent will have no further responsibility with respect to the escrow deposits so disbursed, and upon disbursement from the Escrow Account in accordance with said subsections, will have no further responsibility under this Agreement. In this regard it is expressly agreed and understood that in no event shall the aggregate amount of disbursements made by the Escrow Agent exceed the amounts deposited in the Escrow Account.

         6. COLLECTION PROCEDURE. The Escrow Agent is hereby authorized to forward each check, draft or other instrument for collection and, upon collection of the proceeds of each check, draft or other instrument deposit the collected proceeds in the Escrow Account. Any check, draft or other instrument returned unpaid to the Escrow Agent shall be returned to the Selected Dealer that submitted the check. In such cases, the Escrow Agent will notify the Company and the Managing Dealer of such return. If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall issue a refund check to the rejected prospective purchaser. If the Escrow Agent has not yet submitted a rejected purchaser's check, draft or other instrument for collection, the Escrow Agent shall remit such purchaser's check, draft or other instrument directly to the purchaser. It is understood and agreed that should any check, draft or other instrument be returned unpaid for any reason after the Escrow Period that would cause the collected aggregate proceeds from the sale of the Shares to be less than $9,000,000, then no money shall be payable to the Company or the Managing Dealer from the Escrow Account and the Escrow Agent shall comply with Section 5(b) hereof.

         7. INVESTMENT OF ESCROW AMOUNT. The Escrow Agent may invest the funds deposited into the Escrow Account in such accounts or investments as the Company may specify by written notice; provided that the Company only may specify investments in (a) banks accounts, (b) bank money-market accounts, (c) short-term certificates of deposit issued by a bank, or (d) short-term securities issued or guaranteed by the United States government. Until otherwise directed, the Escrow Agent shall invest the escrowed funds in repurchase agreements collaterized with the United States government and government agency bills, bonds and/or notes, so long as the contracted yield on such assets shall be normally equivalent to the bid of the "Fed Funds Rate" as provided by the Wall Street Journal less 75 basis points (the "Specified Rate"). As partial compensation for its services and in addition to all other compensation to the Escrow Agent provided for herein, the Escrow Agent shall be entitled to retain, for its account, any earnings realized on the investments in the overnight repurchase transactions in excess of the Specified Rate.



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         8.       REGISTRATION STATEMENT. The Company shall provide the Escrow
Agent with a copy of those pages of the Registration Statement and supporting documents which reference the Escrow Agent or this Agreement ("Reference Pages"). The Company will not file the Registration Statement with the SEC or finalize the supporting documents until it has received the Escrow Agent's approval of the Reference Pages. The Escrow Agent agrees to provide the Company, by facsimile, with its approval of the Reference Pages or acceptable modifications thereto within two (2) business days after receipt of the Reference Pages. The Escrow Agent shall only review the Reference Pages and shall not review or have any obligation to review any other portion of the Registration Statement, the supporting documents or any of the other documents delivered by purchasers in connection with their purchase of the Shares. The Company shall not file or finalize amended Reference Pages until it has received the Escrow Agent's approval of the amended Reference Pages in accordance with this Section.

         9. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

                  (a) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by the Company.

                  (b) The Escrow Agent shall not be liable or responsible to perform any act pertaining to the proposed offering of Shares, other than as set forth in this Agreement, or because of the loss of any monies arising through insolvency or the act or default or omission of any person other than the Escrow Agent. The Escrow Agent shall not be responsible for the application of the proceeds deposited with it and paid out, withdrawn or transferred in accordance with this Agreement.

                  (c) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the funds in the Escrow Account or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Account or any part thereof.

                  (d) The Escrow Agent will not be required to disburse any funds from the Escrow Account, unless such funds have been on deposit for a sufficient period that the Escrow Agent, in its sole discretion, deems them to be clear.

                  (e) The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

                  (f) The Escrow Agent shall under no circumstances be required to furnish a formal accounting for the proceeds in the Escrow Account other than to notify the Company as to each payment or disbursement made to or from the Escrow Account.



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                  (g)      The Escrow Agent shall have no responsibility to
         determine the validity of any Notice of Intent to Approve obtained by the Company and presented to the Escrow Agent.

                  (h) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and on implied duties or obligation shall be read into this Agreement against the Escrow Agent.

         10. NO INTERESTS CREATED IN FUND. The Escrow Agent shall not issue any certificate of deposit, stock certificates or any other instrument or document representing any interest in the Escrow Account, except that it may send a written notice to the Company and/or the Managing Dealer acknowledging receipt or disbursement of the deposited funds.

         11. AMENDMENT; RESIGNATION. This Agreement may be altered or amended only with the written consent of the Company, the Managing Dealer and the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time upon 10 days' prior written notice to the Company and the Managing Dealer. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the funds in the Escrow Account in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company and the Managing Dealer, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the funds in the Escrow Account, less any portion thereof previously paid out in accordance with this Agreement.

         12. WARRANTIES. The Company warrants to and agrees with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, at the time of this Agreement and upon disbursement of the funds in the Escrow Account in accordance with this Agreement:

                  (a) no party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Account or any part thereof;

                  (b) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Escrow Account or any part thereof; and

                  (c) the Registration Statement complies with the Act and the Offering has been and/or will be made in compliance with applicable federal and state securities laws.

         13. FEES AND EXPENSES. In addition to the compensation provided for in Section 7 above and the indemnification provided for in Section 14 below, without regard to the amount deposited in the Escrow Account pursuant to this Agreement, the Escrow Agent shall be entitled to: (a) a fee determined in accordance with, and payable by the Company as specified in, the Schedule of Fees for Escrow Services, a copy of which is attached hereto as Schedule 1 and incorporated herein by reference, which fee must be paid by the Company to the Escrow Agent at the time of execution of this Agreement; and (b) be reimbursed by the Company for any reasonable expenses for performing its obligations in connection with this Agreement, including, but not limited to, costs, expenses and legal fees incurred by the Escrow Agent relating to the



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review of documents pertaining to this Agreement. If, before the Termination
Date, the collected funds in the Escrow Account equal or exceed $9,000,000 and the Company receives a "Notice of Intent to Approve" issued by the Florida Department of Banking and Finance, the Escrow Agent may deduct from the funds in the Escrow Account all amounts owed to it pursuant to this Agreement, whether or not prior to or after any distribution from the Escrow Account. If the balance in the Escrow Account does not reach $9,000,000 or if the Company does not receive a "Notice of Intent to Approve" within 180 days after the Offering Termination Date, no amounts owing to the Escrow Agent pursuant to this Agreement shall be paid out of or chargeable to the funds on deposit in the Escrow Account, notwithstanding the provisions of Section 7 above. However, this shall not relieve the Company or the Managing Dealer, as the case may be, of any of their obligations to the Escrow Agent under this Agreement.

         14. INDEMNIFICATION. The Company agrees to indemnify the Escrow Agent and its officers, agents, directors and stockholders (herein, the "Indemnities") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable attorneys' fees, which the Indemnities may suffer or incur by reason of any action, claim or proceeding brought by any third party against the Indemnities, arising out of or relating in any way to this Agreement or any transaction contemplated by this Agreement, or in the performance of its duties hereunder including, but not limited to any interpleader action.

         15. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the proper venue and jurisdiction for any action or claim with respect to this Agreement or any document delivered pursuant hereto shall be in the Circuit Court in Dade County, Florida. The parties agree that service of process in any such action or claim shall be deemed valid if made by registered mail, return receipt requested, sent to the addresses set forth in Section 17 hereof. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

         16. ASSIGNABILITY. This Agreement shall not be assignable without the written consent of all of the parties hereto. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties.

         17. NOTICES. All notices and other communications given in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, (b) mailed by registered or certified mail, return receipt required, or (c) transmitted by any standard form of telecommunications and confirmed. All notices and communications shall be addressed as follows:

      If to the Company:          Coastal Community Group, Inc.
                                  255 Palm Avenue
                                  Miami Beach, Florida 33139
                                  Fax: (305) 673-9407
                                  Attn: Hans C. Mueller, CEO



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      with a copy to:             Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
                                  One Biscayne Tower
                                  Two Biscayne Blvd., Suite 3400
                                  Miami, Florida 33131-1897
                                  Fax: (305) 376-6010
                                  Attn: Richard J. Bischoff, Esq.

      If to the Managing Dealer:  Coast Partners Securities, Inc.
                                  601 California Street, Suite 1400
                                  San Francisco, California
                                  Fax: (415) 781-1824
                                  Attn: Richard A. Sleight

      with a copy to:             Kutak Rock
                                  717 17th Street, Suite 2900
                                  Denver, Colorado 80202
                                  Fax: (303) 292-7799
                                  Attn: Robert J. Ahrenholz, Esq.

      If to the Escrow Agent:     SunTrust Bank, Miami, N.A.
                                  777 Brickell Avenue
                                  Miami, Florida 33131
                                  Fax: (305) 579-7023
                                  Attn: Odalys del Oso, Commercial Trust
                                  Department

         18. SEVERABILITY. If any provision of the Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         19. EXECUTION IN SEVERAL COUNTERPARTS. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         20. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         21. CAPTIONS. All captions are for convenience only and shall not limit or define the text hereof.

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding (written or oral) of the parties in connection herewith.

                         [remainder of page left blank]



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       "COMPANY"



                                       By
                                         ---------------------------------------
                                       Name
                                           -------------------------------------
                                       Title
                                            ------------------------------------


                                       "MANAGING DEALER"



                                       By
                                         ---------------------------------------
                                       Name
                                           -------------------------------------
                                       Title
                                            ------------------------------------


                                       "ESCROW AGENT"



                                       By
                                         ---------------------------------------
                                         Ary C. Velasco
                                         Vice-President



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                                   SCHEDULE I



                                SCHEDULE OF FEES
                               FOR ESCROW SERVICES


         1. $1,000 Acceptance Fee for review of Escrow Agreement and set up of the account (payable upon execution of Escrow Agreement).

         2. Minimum $3,000 Annual Administration Fee, which includes deposits of all Subscribers (payable upon execution of Escrow Agreement).